EXHIBIT 10.5

Enrollment/Change Form
SERVICENOW, INC. (the “Company”)
AMENDED AND RESTATED 2012 EMPLOYEE STOCK PURCHASE PLAN (“ESPP”)
(Capitalized terms not defined in this form shall have the meaning set forth in the ESPP.)

SECTION 1: ACTIONS	Check Desired Action: Enroll in the ESPP Change Contribution Percentage Discontinue Contributions	AND Complete Sections: 2 + 3 + 4 + 14 2 + 4 + 14 2 + 5 + 14
SECTION 2: PERSONAL DATA	Name:_____________________________ Home Address:______________________ Social Security / Identification No.:______	Department: __________________
SECTION 3: ENROLL	I hereby elect to participate in the ESPP, effective at the beginning of the next Offering Period. I elect to purchase shares of the Common Stock of the Company subject to the terms and conditions of the ESPP and this Enrollment/Change Form, including any applicable country-specific provisions in the Appendix attached hereto (together, the “Enrollment/Change Form”). I understand that shares of Common Stock purchased on my behalf will be issued in street name and deposited directly into my brokerage account with Fidelity Brokerage Services LLC or its affiliates. I hereby agree to take all steps, and sign all forms, required to establish an account with Fidelity Brokerage Services LLC or its affiliates for this purpose.

My participation will continue as long as I remain eligible, unless I withdraw from the ESPP by filing a new Enrollment/Change Form with the Company. If I transfer from the Company to a Participating Corporation or visa-versa or between Participating Corporations, my contributions as of the date of transfer will be used to purchase shares on the next Purchase Date, unless I choose to have such funds refunded to me. I understand that I cannot resume participation following my transfer until the start of the next Offering Period and must timely file a new enrollment form to do so. I understand that if I am a U.S. taxpayer, I must notify the Company of any disposition of shares of Common Stock purchased under the ESPP.
SECTION 4: ELECT CONTRIBUTION PERCENTAGE
I hereby authorize the Company to withhold from each of my paychecks such amount as is necessary to equal at the end of the applicable Offering Period __% of my Compensation (as defined in the ESPP) paid during such Offering Period as long as I continue to participate in the ESPP. That amount will be applied to the purchase of shares of the Company’s Common Stock pursuant to the ESPP. If I am paid in a currency other than U.S. dollars, my contributions will be converted into U.S. dollars prior to the purchase of the Common Stock. The percentage must be a whole number (from 1%, up to a maximum of 15%).

Please -increase -decrease my contribution percentage.

Note: You may change your contribution percentage only once within a Purchase Period to be effective during such Purchase Period and such change can only be to decrease your contribution percentage. An increase in your contribution percentage can only take effect with the next Offering Period. Each change will become effective as soon as reasonably practicable after the form is received by the Company.

SECTION 5: DISCONTINUE CONTRIBUTIONS
I hereby elect to stop my contributions under the ESPP, effective as soon as reasonably practicable after this form is received by the Company. Please -refund all contributions to me in cash, without interest OR - use my contributions to purchase shares on the next Purchase Date. I understand that I cannot resume participation until the start of the next Offering Period and must timely file a new enrollment form to do so.

SECTION 6: RESPONSIBILITY FOR TAXES	I acknowledge that, regardless of any action the Company or, if different, my employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit, payment on account or other tax-related items related to my participation in the ESPP and legally applicable to me or deemed by the Company or the Employer to be an appropriate charge to me even if technically due by the Company or the Employer (“Tax-Related Items”), I hereby acknowledge and agree that the ultimate liability for all Tax-Related Items is, and remains, my responsibility and may exceed the amount actually withheld by the Company, the Employer and/or the trustee, if any. I further acknowledge and agree that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of my participation in the ESPP, including, but not limited to, the grant or exercise of the options, the subsequent sale of shares of Common Stock acquired under the ESPP and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the options to reduce or eliminate my liability for Tax-Related Items or achieve any particular tax result. Further, if I have become subject to tax in more than one jurisdiction, I acknowledge that the Company, the Employer (or former employer, as applicable) and/or any trustee may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to the relevant taxable or taxable withholding event, as applicable, I agree to pay or make adequate arrangements satisfactory to the Company and/or the Employer, as applicable, to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer, or their respective agents, which are qualified to deduct tax at source, to withhold all applicable Tax-Related Items by one or a combination of the following: (i) withholding from my wages or other cash compensation paid to me by the Company and/or the Employer; (ii) withholding from the proceeds of the sale of shares of Common Stock purchased under the ESPP either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization); (iii) withholding in shares of Common Stock to be issued upon purchase; and/or (iv) requiring that I pay the Tax-Related Items to the Company or my employer in the form of cash, check or wire transfer.

The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including the maximum rate in my jurisdiction(s), in which case I may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in shares of Common Stock. If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, I am deemed to have been issued the full number of shares of Common Stock subject to the options, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of my participation in the ESPP.

Finally, I shall pay to the Company or the Employer any amount of any Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the ESPP or my purchase of shares of Common Stock that cannot be satisfied by the means previously described. The Company may refuse to allow me to purchase shares of Common Stock and/or refuse to deliver shares of Common Stock or proceeds of the sale of shares of Common Stock if I fail to comply with my obligations in connection with the payment of Tax-Related Items.

SECTION 7: NO ADVICE REGARDING GRANT	The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the ESPP, or my acquisition or sale of the underlying shares of Common Stock. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the ESPP before taking any action related to the ESPP.
SECTION 8: ELECTRONIC DELIVERY AND ACCEPTANCE	The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the ESPP by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the ESPP through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
SECTION 9: SEVERABILITY	The provisions of this Enrollment/Change Form are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
SECTION 10: APPENDIX	Notwithstanding any provisions in this Enrollment/Change Form, the right to participate in the ESPP shall be subject to any special terms and conditions set forth in any Appendix to this Enrollment/Change Form for my country. Moreover, if I relocate to another country, the special terms and conditions for such country will apply to me, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Enrollment/Change Form.
SECTION 11: IMPOSITION OF OTHER REQUIREMENTS	The Company, at its option, may elect to terminate, suspend or modify the terms of the ESPP at any time, to the extent permitted by the ESPP. I agree to be bound by such termination, suspension or modification regardless of whether notice is given to me of such event, subject in any case to my right to timely withdraw from the ESPP in accordance with the ESPP withdrawal procedures then in effect. In addition, the Company reserves the right to impose other requirements on my participation in the ESPP, on any shares of Common Stock purchased under the ESPP, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
SECTION 12: GOVERNING LAW	The interpretation, performance and enforcement of this Enrollment/Change Form shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Enrollment/Change Form, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Jose, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
SECTION 13: WAIVER	I acknowledge that a waiver by the Company of breach of any provision of this Enrollment/Change Form shall not operate or be construed as a waiver of any other provision of this Enrollment/Change Form or of any subsequent breach by me or any other Participant.
SECTION 14: ACKNOWLEDGMENT AND SIGNATURES
I acknowledge that I have received a copy of the ESPP and of the Prospectus (which summarizes the major features of the ESPP). I have read the Prospectus and my signature below (or my acceptance of this Enrollment/Change Form on the Fidelity Brokerage Services LLC enrollment page) indicates that I hereby agree to be bound by the terms of the ESPP and this Enrollment/Change Form.

Signature:_______________ Date___________________